Exhibit 99.1

Community Bank of Rowan

Financial Statements

For the period January 1, 2011 through April 18, 2011

(Unaudited)

Community Bank of Rowan

Table of Contents

Statements of Operations For the Period January 1, 2011 – April 18, 2011	1
Statements of Changes in Shareholders’ Equity For the Period January 1, 2011 – April 18, 2011	2
Statements of Cash Flows For the Period January 1, 2011 – April 18, 2011	3
Notes to Financial Statements	4

STATEMENTS OF OPERATIONS

Community Bank of Rowan

For the period January 1, 2011 - April 18, 2011

January 1, 2011 through April 18, 2011 (Unaudited)
Interest income:
Portfolio loans (including fees)	$1,578,076
Loans held for sale	709
Taxable investment securities	50,565
Interest-bearing deposits with banks	15,054
Other	—

Total interest income	1,644,404

Interest expense:
Deposits	429,698
Short-term borrowings	3,035

Total interest expense	432,733

Net interest income	1,211,671

Provision for loan losses-Note C	2,107,136

Net interest income (loss) after provision for loan losses	(895,465)

Noninterest income:
Service charges on deposit accounts	18,506
Fees from origination of non-portfolio residential mortgage loans	34,284
Fees from servicing government-guaranteed loans	41,028
Gain on sales of government-guaranteed loans	46,943
Other	48,890

Total noninterest income	189,651

Noninterest expense:
Salaries and employee benefits	333,592
Occupancy	44,184
Equipment rent, depreciation and maintenance	40,699
Other-Note E	611,587

Total noninterest expense	1,030,062

Loss before income taxes (benefit)	(1,735,876)

Income taxes (benefit)-Note F	(708,565)

NET LOSS	$(1,027,311)

NET LOSS PER SHARE	$(1.26)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Community Bank of Rowan

For the period January 1, 2011 - April 18, 2011 (Unaudited)

	Common Stock	Additional Paid-in Capital	Retained- Earnings Deficit	Accumulated Other Comprehensive Income	Total

BALANCES AT DECEMBER 31, 2010	4,065,415	6,805,227	(1,112,625)	33,004	9,791,021
Components of comprehensive loss:
Net income for 2011	—	—	(1,027,311)	—	(1,027,311)
Fair value adjustment for Investment securities available for sale (net of income tax effect)	—	—	—	(17,716)	(17,716)
Comprehensive loss for 2011	—	—	—	—	(1,045,027)

BALANCES AT APRIL 18, 2011	$4,065,415	$6,805,227	$(2,139,936)	$15,288	$8,745,994

STATEMENTS OF CASH FLOWS

Community Bank of Rowan

For the period January 1, 2011 - April 18, 2011

January 1, 2011 through April 18, 2011 (Unaudited)
OPERATING ACTIVITIES
Net loss	$(1,027,311)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	2,107,136
Depreciation of premises and equipment	47,591
Net amortization (accretion) of investment security premiums (discounts)	9,925
Loss on sales of other real estate owned	50,602
Gain on sales of government-guaranteed loans	(46,943)
Write-down of other real estate owned	—
Deferred income tax expense (credit)	(708,565)
Net change in loans held for sale	140,993
Increase in accrued interest income and other assets	284,850
Increase (decrease) in accrued interest expense on deposits and other liabilities	5,033

NET CASH PROVIDED BY OPERATING ACTIVITIES	863,311

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment securities	6,274,117
Purchase of securities available for sale	(6,302,565)
Redemption of Federal Home Loan Bank stock by issuer	—
Purchase of Federal Home Loan Bank stock	—
Net increase in portfolio loans	(3,594,724)
Proceeds from sales of government-guaranteed loans	1,030,273
Proceeds from sales of other real estate owned	108,398
Purchase of premises and equipment	(4,835)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(2,489,336)

FINANCING ACTIVITIES
Net increase (decrease) in deposits	(885,008)
Proceeds from Federal Home Loan Bank borrowings	—
Payments on Federal Home Loan Bank borrowings	—

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(885,008)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,511,033)

Cash and cash equivalents at beginning of period	24,984,619

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,473,586

Supplemental disclosures:
Cash paid during the period for interest	$436,826
Transfers of loans to other real estate owned	1,479,000

NOTES TO FINANCIAL STATEMENTS

Community Bank of Rowan

(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation: Community Bank of Rowan (the “Bank”) is a full-service commercial bank located in Salisbury, North Carolina. The Bank commenced operations in February 2006 and is 51%-owned by Capitol Bancorp Limited (“Capitol”), a national community-banking company (previously 51% owned by a bank-development affiliate of Capitol).

The Bank provides a full range of banking services to individuals, businesses and other customers located in its community. A variety of deposit products are offered, including checking, savings, money market, individual retirement accounts and certificates of deposit. The principal market for the Bank’s financial services is the community in which it is located and the areas immediately surrounding that community.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results will differ from those estimates because of the inherent subjectivity and inaccuracy of any estimation.

Cash and Cash Equivalents: Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest-bearing) and federal funds sold. Generally, federal funds transactions are entered into for a one-day period.

Investment Securities: Investment securities available for sale are carried at fair value with unrealized gains and losses reported as a separate component of stockholders’ equity, net of tax effect (accumulated other comprehensive income). All other investment securities are classified as held for long-term investment (none at December 31, 2010) and are carried at amortized cost, which approximates fair value.

Investments are classified at the date of purchase based on management’s analysis of liquidity and other factors. The adjusted cost of specific securities sold is used to compute realized gains or losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Federal Home Loan Bank Stock: Federal Home Loan Bank stock is carried on the basis of cost (and par value). Such investment is restricted and may only be resold to or redeemed by the issuer.

Loans, Credit Risk and Allowance for Loan Losses: Portfolio loans are carried at their principal balance based on management’s intent and ability to hold such loans for the foreseeable future until maturity or repayment. The Bank primarily presents its portfolio loan information on a segment basis that is further subdivided into classes on the basis of collateral types.

Credit risk arises from making loans and loan commitments in the ordinary course of business. Consistent with the Bank’s emphasis on business lending, there are concentrations of credit risk in loans secured by commercial real estate and less significant levels of concentration risk may exist in loans secured by equipment and other business assets. The maximum potential credit risk to the Bank, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding. Management reduces exposure to losses from credit risk by requiring collateral and/or guarantees for loans and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

NOTES TO FINANCIAL STATEMENTS

Community Bank of Rowan

(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES -Continued

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses inherent in the portfolio at the balance-sheet date. Management’s determination of the adequacy of the allowance for loan losses is an estimate based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors. The allowance is increased by provisions for loan losses charged to operations and reduced by net charge-offs. Delinquent loans are charged-off at 120 days past due for closed-end loans and 180 days past due for revolving lines of credit or at an earlier time if a loss-confirming event has occurred, unless the loan is both well-secured and in the process of collection. Because the allowance for loan losses is based on significant estimates, actual future loan losses will differ from such estimates.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired and loans which are considered to be troubled debt restructurings. The general component covers non-classified loans and is based on historical loss experience adjusted for current qualitative environmental factors. The Bank maintains a loss history analysis that tracks loan losses and recoveries based on loan class as well as the loan risk grade assignment.

For all classes of loans, a loan is placed into nonaccrual status generally before the loan becomes 90 days past due if it becomes probable that the borrower cannot make all scheduled payments, full repayment of principal and interest is not expected or the loan is identified as having loss elements or when any loan becomes past due 90 days or more. Loans are returned to accrual status when all the principal and interest amounts contractually due have been brought current, have demonstrated timely payment performance for a period of time and future payments are reasonably assured.

For all classes of loans, a loan is considered impaired when it is probable that all amounts due according to the contractual terms of a loan agreement will not be collected, including contractually scheduled interest and principal payments. All impaired loans greater than $250,000 (based on aggregate relationship) are individually evaluated for impairment. If an individual loan is considered impaired, a specific allowance allocation may be recorded, generally followed by a subsequent charge-down in the amount of the impairment recorded to reduce the loan to its net realizable value. If an individual loan is not considered individually impaired, the loan is included in the specific or general reserve allocation process for like-graded credits, unless such loan has had an impairment analysis performed and no impairment amount exists (in which case no general reserve allocation is considered necessary). Groups of smaller balance homogeneous loans are collectively evaluated for impairment and, accordingly, these loans are not generally separately identified for impairment evaluation.

Loans are accounted for as troubled debt restructurings if, for economic or legal reasons related to the borrower’s financial condition, the Bank grants a “concession” to the borrower that they would not otherwise consider. A troubled debt restructuring may involve a modification of terms such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than a current market rate for a new loan with similar risk, or some combination thereof involving a concession to the borrower to facilitate repayment. Troubled debt restructurings generally remain classified as impaired until the borrower has demonstrated timely payment performance for a period of time pursuant to the modified terms of the loan.

The Bank has stand-by letters of credit outstanding that, when issued, commit the Bank to make payments on behalf of customers if certain specified future events occur, generally being nonpayment by the customer to a counterparty. These obligations generally expire within one year and require collateral and/or personal guarantees by the borrower and its principals based on management’s assessment of loss exposure. The maximum credit risk associated with these instruments equals their contractual amounts, assuming that the borrower defaults and related collateral proves to be worthless. The total contractual amounts do not necessarily represent future cash requirements since many of those guarantees expire without being drawn upon. The Bank records a liability, generally equal to the fees received, for these stand-by letters of credit.

NOTES TO FINANCIAL STATEMENTS

Community Bank of Rowan

(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES -Continued

Credit risk also arises from amounts of funds on deposit at other financial institutions (i.e., due from banks) to the extent balances exceed the limits of deposit insurance. The Bank monitors the financial position of such financial institutions to evaluate credit risk periodically.

Interest and Fees on Loans: Interest income on loans is recognized based upon the principal balance of loans outstanding. Loan origination fees and direct loan origination costs are deferred and amortized over the life of the related loans as an adjustment of yield. Direct costs of successful origination of portfolio loans generally exceed fees from loan originations (net deferred costs approximated $265,000 at December 31, 2010).

For all classes of loans, the accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest (i.e., placed on nonaccrual status). When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed against interest income. Interest payments subsequently received on such loans may be accounted for on a cash basis as to interest income, provided that collectability of principal is expected and until the loan qualifies for being returned to accrual status. If collectability of principal is not expected, subsequent payments of interest are applied to principal. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in the process of collection.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the transferred asset has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank and are presumptively beyond the reach of the transferor and its creditors (even in bankruptcy or other receivership), (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred asset through an agreement to repurchase it before maturity or the ability to unilaterally cause the holder to return specific assets. Transfers of financial assets are generally limited to participating interests in commercial loans sold as well as sale of government-guaranteed loans and the sale of residential mortgage loans into the secondary market, the extent of which is disclosed in the statements of cash flows.

Premises and Equipment: Premises and equipment are stated on the basis of cost. Depreciation of equipment, furniture and software, which have estimated useful lives of three to seven years, is computed principally by the straight-line method. Buildings are generally depreciated on a straight-line basis with estimated useful lives of approximately 40 years. Leasehold improvements are generally depreciated over the shorter of the respective lease term or estimated useful life.

Other Real Estate: Other real estate is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. At the time of foreclosure, the carrying value of such properties is adjusted to estimated fair value (less estimated costs to sell) when transferred from portfolio loans to other real estate owned, establishing a new cost-basis. These properties held for sale are subsequently carried at the lower of the new cost-basis or estimated fair value (less estimated costs to sell) and are periodically reviewed for subsequent impairment.

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using market information and other assumptions and involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, assumptions and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or market conditions could significantly affect such estimates.

NOTES TO FINANCIAL STATEMENTS

Community Bank of Rowan

(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES -Continued

Income Taxes: Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. When it is determined that realization of deferred tax assets may be in doubt, a valuation allowance is recorded to reduce those assets to the amount which is more-likely-than-not realizable. The effect on income taxes of a change in tax laws or rates is recognized in operations in the period that includes the enactment date.

Net Income (Loss) Per Share: Net income (loss) per share is based on the weighted average number of common shares outstanding (813,083 shares). There were no common stock equivalents or other forms of dilutive instruments for the years presented.

Comprehensive Income (Loss): Comprehensive income (loss) is the sum of net income (loss) and certain other items which are charged or credited to stockholders’ equity. For the years presented, the Bank’s only element of comprehensive income (loss) other than net income (loss) from operations was the net change in the fair value adjustment for investment securities available for sale. Accordingly, the elements and total of comprehensive income (loss) are shown within the statement of changes in stockholders’ equity presented herein.

New Accounting Standards: A new standard became effective January 1, 2009 clarifying the accounting for transfers of financial assets and repurchase financing transactions. Subsequently, further guidance revised requirements for the presentation and disclosure of transfers of financial assets and the effects of a transfer on an entity’s financial position, financial performance and cash flows along with placing limitations on portions of financial assets that are eligible for accounting recognition as a sale. The guidance applies to transfers of financial assets occurring on or after January 1, 2010 and did not materially affect the Bank’s financial position or results of operations upon implementation.

In December 2009, an accounting standards update was issued to improve financial reporting by entities involved with variable interest entities. This update replaces the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity, and it requires additional disclosures about a reporting entity’s involvement in variable interest entities. The guidance became effective for the Bank on January 1, 2010 and had no effect on the Bank’s financial statements upon implementation.

In January 2010, an accounting standards update regarding fair value measurements and disclosures was issued to require more robust disclosures about (1) different classes of assets and liabilities measured at fair value, (2) valuation techniques and inputs used, (3) the activity in Level 3 fair-value measurements, and (4) the transfers between Levels 1, 2, and 3 of fair-value estimates. The new disclosures became effective for the Bank beginning January 1, 2010, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair-value measurements which became effective beginning January 1, 2011. The required disclosures for 2010 are set forth in Note K of our financial statements for the year ended December 31, 2010. Management does not expect the deferred disclosure requirements will have a material effect on the Bank’s financial statements upon implementation in 2011.

NOTES TO FINANCIAL STATEMENTS

Community Bank of Rowan

(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES -Continued

In April 2010, an accounting standards update was issued clarifying that modifications of acquired loans accounted for within a pool that have evidence of credit deterioration upon acquisition, do not result in the removal of those loans from the pool even if the modification would otherwise be considered a troubled debt restructuring. An entity will continue to be required to consider whether the pool of assets in which the loan is included is impaired if expected cash flows for the pool change. Loans not accounted for within pools continue to be subject to the troubled debt restructuring accounting provisions. This new guidance is effective for modifications of loans accounted for within pools occurring after July 1, 2010 and did not have any effect on the Bank’s financial statements upon implementation because it has not acquired any pools of loans which are currently subject to such guidance.

In July 2010, an accounting standards update was issued which requires significant new disclosures on a disaggregated basis about the allowance for loan losses and the credit quality of loans. Under this standards update, a roll forward of the allowance for loan losses with the ending balance further disaggregated on the basis of the impairment methods used to establish loss estimates, along with the related ending loan balances and significant purchases and sales of loans during the period are to be disclosed by portfolio segment or classification used for reporting purposes. Additional disclosures are required by class of loan, including credit quality, aging of past-due loans, nonaccrual status and impairment information. Disclosure of the nature and extent of troubled debt restructurings that occur during the period and their effect on the allowance for loan losses, as well as the effect on the allowance regarding troubled debt restructurings that occur within the prior 12 months that defaulted during the current reporting period, will also be required. The disclosures are to be presented at the level of disaggregation that management uses when assessing and monitoring the loan portfolio’s risk and performance. The majority of the disclosures under this new guidance, which are required as of the end of a reporting period, are effective for interim and annual periods ending after December 15, 2010 and are set forth in Note C. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning after December 15, 2010. The part of this new guidance which was implemented in 2010 did not have an effect on the Bank’s financial statements upon implementation except for expanded disclosures therein and management does not expect the implementation of the remaining disclosure requirements will have an effect on the Bank’s financial statements upon implementation in 2011.

In April 2011, an accounting standards update was issued clarifying what constitutes a troubled debt restructuring. When performing the evaluation of whether a loan modification or restructuring constitutes a troubled debt restructuring, a creditor must separately conclude that both of the following exist: (1) the modification constitutes a concession and (2) the debtor is experiencing financial difficulties as defined by the guidance. This guidance also clarifies that a creditor is precluded from using the borrower’s effective interest rate test when performing this evaluation. As a subsidiary of a public company, this new guidance is effective retrospectively to January 1, 2011 and did not materially affect the Bank’s financial position or results of operations upon implementation.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Bank’s financial statements.

NOTES TO FINANCIAL STATEMENTS

Community Bank of Rowan

(Unaudited)

NOTE B-INVESTMENT SECURITIES

Investment securities available for sale consisted of the following at December 31:

	2010
	Amortized Cost	Estimated Fair Value	Gross Unrealized Gain

United States government agency	$6,000,000	$6,007,500	$7,500
Mortgage-backed	606,511	649,017	42,507

	$6,606,511	$6,656,517	$50,007

At December 31, 2010, all securities were pledged to secure public and trust deposits and for other purposes as required by law.

NOTE C- ALLOWANCE FOR LOAN LOSSES

Activity within the allowance for loan losses is summarized below:

2011

Balance at beginning of period	$1,736,000
Provision for loan losses charged to operations	2,107,136
Loans charged-off (deduction)	(2,107,136)
Recoveries	1,654

Balance at end of period	$1,737,654

NOTE D-EMPLOYEE RETIREMENT PLAN

Subject to eligibility requirements, the Bank’s employees participate in a multi-employer employee 401(k) retirement plan. There we no employer contributions in 2011.

NOTES TO FINANCIAL STATEMENTS

Community Bank of Rowan

(Unaudited)

NOTE E-OTHER NONINTEREST EXPENSE

The more significant elements of other noninterest expense consisted of the following:

Period January 1, through April 18, 2011

Contracted data processing and administrative services	$196,063
Costs associated with foreclosed properties and other real estate owned	87,398
Advertising	33,783
Professional fees	42,564
FDIC insurance premiums and other regulatory fees	54,538
Other	197,259

$611,587

NOTE F-INCOME TAXES

Income taxes include the following components:

Period January 1, through April 18, 2011

Federal:
Current (credit)	$—
Deferred (credit)	(579,862)

(579,862)
State:
Current	—
Deferred (credit)	(128,703)

(128,703)

Total income tax expense (benefit)	$(708,565)

No federal or state taxes were paid in the period January 1, 2011 through April 18, 2011.

NOTE G-SUBSEQUENT EVENTS

For purposes of the Bank’s financial statements for the period January 1, 2011 through April 18, 2011, management has evaluated subsequent events through the date the financial statements were available to be issued.

On April 19, 2011, Piedmont Community Bank Holdings, Inc., a Delaware corporation (“Piedmont”) acquired all outstanding common stock of the Company. At the date of Piedmont’s investment, the Company operated two branch offices, which were located in Salisbury and China Grove, North Carolina. Piedmont purchased 813,083 shares of the Company’s common stock for an aggregate purchase price of $9,500,000. Immediately following the acquisition, Piedmont purchased an additional 569,158 shares of newly issued common stock for an aggregate price of $7,000,000. VantageSouth Bank, a North Carolina-chartered bank (“VantageSouth”), and the Company became commonly controlled by Piedmont at the date of Piedmont’s acquisition of Rowan.

NOTES TO FINANCIAL STATEMENTS

Community Bank of Rowan

(Unaudited)

NOTE G-SUBSEQUENT EVENTS -Continued

On February 1, 2012, a transaction was completed whereby Piedmont purchased the remaining non-controlling interest in VantageSouth and simultaneously merged Rowan into VantageSouth. Piedmont purchased all remaining shares of VantageSouth common stock from non-controlling shareholders for an aggregate purchase price of approximately $4,800,000, or $4.35 per share. Following this transaction, Piedmont substantially wholly owned the combined VantageSouth. Subsequent to this transaction, VantageSouth sold shares of its stock to its directors as required by state law. Such non-controlling ownership is immaterial to Piedmont’s control of VantageSouth.